UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 20, 2004

TOR Minerals International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)
0-17321	74-2081929
(Commission File Number)	(IRS Employer Identification No.)

722 Burleson Street Corpus Christi, Texas	78402
(Address of Principal Executive Offices)	(Zip Code)

(361) 883-5591

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 20, 2004, we agreed to accept a purchase order to supply a customer with 100% of their Aluprem requirements for 2005. The value of this purchase order is estimated to be up to $10,500,000. We have applied to the Securities and Exchange Commission for confidential treatment of the name of the customer. In addition to this purchase order, we supplied the customer with their Aluprem requirements for 2004 resulting in sales of approximately $4,800,000.

Either party may cancel the agreement in the event the other has failed to perform or observe the terms and conditions of the purchase order by giving ten days prior written notice. We have also agreed to indemnify the customer for claims, damages or expenses caused by our breach of the purchase order or our negligent, reckless or intentional acts or omissions.

On December 21, 2004, we entered into a loan agreement with Bank of America, N.A. (the "Bank"), which amended and restated our previous loan agreement with the Bank dated August 23, 2002, as amended. Under the loan agreement, the Bank has agreed to continue to provide us with a $5,000,000 revolving line of credit subject to a defined borrowing base limited to the lesser of $5,000,000 or 80% of eligible accounts receivable and 50% of eligible inventory up to a maximum of $2,850,000. The revolving loan is due on October 1, 2006. The Bank has also agreed to issue standby letters of credit for our account up to the amount available under the revolving line of credit. Our prior term loan with the Bank in the amount of $782,500 was restated under the loan agreement to the unpaid balance of $581,858.93. The term loan bears interest at 5.2% and matures on May 1, 2007. We are required to make monthly principal payments in the amount of $20,064.10. Both the revolving and the term loan are secured by our property, plant and equipment as well as inventory and accounts receivable.

The loan agreement contains covenants that, among other things, require maintenance of financial ratios based on our consolidated results of operations. The loan agreement also requires us to notify the Bank upon the occurrence of a "material adverse event," which among other items, is considered to be an event that may adversely affect our financial condition, business, properties, operations, the Bank's collateral or the Bank's ability to enforce its rights under the loan agreement and ancillary documents. Any such notification is considered an event of default under the loan agreement. Under our prior loan agreement with the Bank, the determination of an occurrence of a "material adverse event" was in the discretion of the Bank.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion above with respect to our entry into a loan agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: December 22, 2004	RICHARD BOWERS
Richard Bowers President and CEO

Date: December 22, 2004	LAWRENCE W. HAAS
Lawrence W. Haas Treasurer and CFO